As filed with the Securities and Exchange Commission on August 4, 2021

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ORANGE COUNTY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6712	26-1135778
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

212 Dolson Avenue

Middletown, New York 10940

(845) 341-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael J. Gilfeather

President and Chief Executive Officer

212 Dolson Avenue

Middletown, New York 10940

(845) 341-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Benjamin M. Azoff, Esq. Jeffrey M. Cardone, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Christina M. Gattuso, Esq. Stephen F. Donahoe, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-257781

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock, $0.50 par value per share	115,000	$33.50	$3,852,500	$421.00

(1)	Represents only the additional number of shares being registered and includes 15,000 shares of common stock that the underwriters have the option to purchase from the registrant to cover overallotments, if any. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the securities that the registrant previously registered on its Registration Statement on Form S-1 (File No. 333-257781).

(2)	Based on the public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Orange County Bancorp, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-257781), originally filed with the Commission on July 9, 2021, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on August 4, 2021.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock to be registered for sale by 115,000 shares. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

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EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Luse Gorman, PC regarding legality of securities being registered
23.1	Consent of Crowe LLP
23.2	Consent of Luse Gorman, PC (set forth in Exhibit 5)
24.1*	Power of Attorney (incorporated by reference to the signature page included with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-257781))

•	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Middletown, State of New York on August 4, 2021.

ORANGE COUNTY BANCORP, INC.

By:	/s/ Michael J. Gilfeather
Michael J. Gilfeather
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Michael J. Gilfeather	President and Chief Executive Officer	August 4, 2021
Michael J. Gilfeather	and Director (Principal Executive Officer)

/s/ Robert L. Peacock	Senior Executive Vice President and	August 4, 2021
Robert L. Peacock	Chief Financial Officer (Principal
Financial and Accounting Officer)

*	Chairman of the Board	August 4, 2021
Louis Heimbach

*	Director	August 4, 2021
Gregory F. Holcombe

*	Director	August 4, 2021
Susan G. Metzger

*	Director	August 4, 2021
William D. Morrison

*	Director	August 4, 2021
Virginia K. Rizzo

*	Director	August 4, 2021
Jonathan F. Rouis

*	Director	August 4, 2021
Richard B. Rowley

*	Director	August 4, 2021
Terry R. Saturno

*	Director	August 4, 2021
Gustave J. Scacco

* By:	/s/ Michael J. Gilfeather
Michael J. Gilfeather
Attorney-in-Fact